Exhibit 1.2
July 22, 2014

BOFI Holding, Inc.
4350 La Jolla Village Drive, Suite 140
San Diego, CA 92122
Attn: Andrew J. Micheletti,
EVP, Chief Financial Officer

BOFI Federal Bank
4350 La Jolla Village Drive, Suite 140
San Diego, CA 92122
Attn: Andrew J. Micheletti,
EVP, Chief Financial Officer

Termination of Equity Distribution Agreement

Ladies and Gentlemen,

In accordance with Section 13(c) of the Equity Distribution Agreement (the “Agreement”) dated as of March 11, 2013 by and among BofI Holding, Inc., BOFI Federal Bank, Raymond James & Associates, Inc. (“Raymond James”), JMP Securities LLC, Liquidnet, Inc. and Sandler O’Neill + Partners L.P., Raymond James hereby terminates the Agreement effective as of the date of this letter.

Sincerely,

/s/ Aaron C. DiRusso
Aaron C. DiRusso
for Raymond James & Associates, Inc.

cc: Thomas Kilian, JMP Securities LLC
Nicole Olson, Liquidnet, Inc.
Peter Buck, Sandler O’Neill + Partners L.P.
Allen Z. Sussman, Loeb & Loeb LLP
David Gershon, Manatt, Phelps & Phillips, LLP